SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.

                      FORM 8-K

                   CURRENT REPORT

         Pursuant to Section 13 or 15 (d) of
       The Securities and Exchange Act of 1934

  Date of Report (Date of earliest event reported):
                  November 17, 1999


             BAR HARBOR BANKSHARES, INC.
    (Exact name of registrant as specified in its
                      charter)

MAINE                    841105-D            01-
0393663
(State or other jurisdiction
(Commission              (IRS Employer
of incorporation)        File Number)
Identification No.)


P O Box 400, 82 Main Street
Bar Harbor, ME                               04609-
0400
(Address of principal executive officers)    (Zip
Code)

Registrant's telephone number, including area code:
(207) 288-3314

ITEM 5 - OTHER EVENTS

On November 17, 1999, Bar Harbor Bankshares, Inc.
announced that its Board of Directors had authorized the purchase of up to 10% of its outstanding shares in the open market or in privately negotiated transactions. The news release regarding this repurchase is attached to this filing.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements - not applicable
     (b)  Pro forma financial information - not applicable
     (c)  Exhibits

          99   News Release issued by Bar Harbor Bankshares,
            dated November 17, 1999




SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 1999



                                     BAR HARBOR
BANKSHARES, INC.



                                     By:  /s/ Sheldon
F. Goldthwait, Jr.
                                        Sheldon F.
Goldthwait, Jr.
                                        President